As filed with the Securities and Exchange Commission on May 22, 2008.
Registration No. 333-___________

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 Form S-8 REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933 LOGICVISION, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3166964
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

LogicVision, Inc.
25 Metro Drive, Third Floor
San Jose, California	95110
(Address of Principal Executive Offices)	(Zip Code)

LOGICVISION, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

JAMES T. HEALY	Copy to:
President and	STANTON D. WONG
Chief Executive Officer	Pillsbury Winthrop Shaw Pittman LLP
LogicVision, Inc.	P.O. Box 7880
25 Metro Drive, Third Floor	San Francisco, California 94120
San Jose, California 95110	(415) 983-1000
(408) 453-0146

(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
		Proposed Maximum	Proposed Maximum
Title of Securities	Amount To	Offering Price	Aggregate Offering	Amount of
To Be Registered	Be Registered(1)	per Share(2)	Price(2)	Registration Fee
Common Stock, $0.0001 par value	50,000	$1.38	$69,000	$3

(1)	Calculated pursuant to General Instruction E to Form S-8.

(2)	Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the registration fee has been computed on the basis of the average of the high and low prices of the Common Stock on the Nasdaq Global Market on May 19, 2008.

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on November 8, 2001 (File No. 333-73008), January 30, 2002 (File No. 333-81704), March 12, 2003 (File No. 333-103767), March 17, 2004 (File No. 333-113678), May 15, 2006 (File No. 333-134137) and May 22, 2007 (File No. 333-143136) are hereby incorporated by reference.

Part II

Incorporation of Documents by Reference

     The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

     (1) Registrant’s Annual Report on Form 10-K (File No. 0-31773) for the year ended December 31, 2007.

     (2) Registrant’s Quarterly Report on Form 10-Q (File No. 0-31773) for the quarter ended March 31, 2008.

     (3) Registrant’s Current Reports on Form 8-K (File No. 0-31773) filed with the Commission on January 28, 2008, March 3, 2008 and April 1, 2008.

     (4) The description of Registrant’s Common Stock contained in Registrant’s registration statement on Form 8-A, filed October 13, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating, in each case, any documents or information that the Registrant is deemed to furnish and not file in accordance with SEC rules.

EXHIBITS

Exhibit
Number	Exhibit
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Burr, Pilger & Mayer LLP, Independent Registered Public Accounting Firm.
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1	Power of Attorney (see page 2).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on May 22, 2008.

LOGICVISION, INC.

By	/s/ JAMES T. HEALY
James T. Healy
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James T. Healy and Bruce M. Jaffe, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Name	Title	Date

/s/ JAMES T. HEALY	President and Chief Executive Officer (Principal Executive Officer) and Director	May 22, 2008
James T. Healy

/s/ BRUCE M. JAFFE	Vice President of Finance and Chief Financial Officer (Principal Financial and	May 22, 2008
Bruce M. Jaffe	Accounting Officer)

/s/ GREGG ADKIN	Director	May 22, 2008
Gregg Adkin

/s/ RANDALL A. HUGHES	Director	May 22, 2008
Randall A. Hughes

/s/ RICHARD OKUMOTO	Director	May 22, 2008
Richard Okumoto

/s/ MATTHEW RAGGETT	Director	May 22, 2008
Matthew Raggett

/s/ RICHARD C. YONKER	Director	May 22, 2008
Richard C. Yonker

INDEX TO EXHIBITS

Exhibit
Number	Exhibit
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Burr, Pilger & Mayer LLP, Independent Registered Public Accounting Firm.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).